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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of REMEC, Inc. for the registration of 2,645,000 shares of its common stock and to the incorporation by reference therein of our report, dated February 28, 1997, on the financial statements of Q-bit Corporation as of December 31, 1996 and December 31, 1995, and for the two years ended December 31, 1996.

                                          /s/  BRAY, BECK & KOETTER

Melbourne, Florida
February 4, 1998